EXHIBIT 10.18

                                 LOAN AGREEMENT



            THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of November 5, 1997, by and between Alliance Farms Cooperative Association, a Colorado cooperative association (the "Borrower"), and Farmland Industries, Inc., a Kansas corporation (the "Lender").

                                   RECITALS:

            A. The Borrower is engaged in the business of producing feeder pigs for sale to its members and third parties.

            B. Previously, the Borrower has constructed its feeder pig production facilities by using the proceeds from a sale of a block of seventeen
(17) shares of its common stock, together with the proceeds of loans from CoBank, ACB, pursuant to the CoBank Loan Documentation (as hereinafter defined).

            C. The Borrower now desires to construct a feeder pig production facility in Yuma County, Colorado, by using the proceeds of the Loan (as hereinafter defined) from the Lender and the proceeds of additional advances under the CoBank Loan Documentation.

                            SECTION 1 - DEFINITIONS

            1.1. Defined Terms. As used in this Loan Agreement, the following terms have the following meanings:

          "Applicable Rate" means the per annum rate equal to the sum of (a) one and one-quarter percent (1.25% or 125 basis points), plus (b) the National Variable Rate.

            "Business Day" means a day other than a Saturday, Sunday or business holiday in the State of Missouri.

            "CoBank" means CoBank, ACB (formerly National Bank for Cooperatives), the Borrower's primary lender.

            "CoBank Loan Documentation" collectively means the Master Loan Agreement (MLA No. E039), dated as of May 19, 1995, between CoBank and the Borrower, as supplemented by the Multiple Advance Term Loan Supplement (Loan No. E039T01), dated as of May 19, 1995, and the Revolving Term Loan Supplement (Loan No. E039T02), dated as of May 19, 1995, and the related Loan Agreement (No. T2300), dated as of September 21, 1994, between CoBank and the Borrower, as amended by the Term Loan Amendment (Loan No. T2300A), dated as of May 19, 1995, true and correct copies of which are attached hereto as Exhibit D.

            "Contractual Obligation" means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of its properties is bound.

          "Event of Default" means any of the events described in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

            "Indebtedness" means, with respect to any Person, at a particular time, any indebtedness, obligation or liability in respect of which such Person is an obligor, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

            "Lien" means and includes any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan" shall have the meaning ascribed to such term in Section 2.1 hereof.

          "Mortgage" collectively means the Colorado Deed of Trust, substantially in the form of Exhibit C, to be executed and delivered by the Borrower to the Lender, and all additional deeds of trust and mortgages as may from time to time be executed and delivered to or in favor of the Lender by the Borrower.

          "National Variable Rate" means the rate most recently announced by CoBank as its "National Variable Rate." The National Variable Rate is one of CoBank's Applicable Rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as CoBank may designate.

            "Note" means the Promissory Note, substantially in the form of Exhibit A, to be executed and delivered by the Borrower to the Lender.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Requirement of Law" means, with respect to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or any interpretation thereof by a Governmental Authority, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

            "Security Agreement" means the Security Agreement, substantially in the form of Exhibit B, to be executed and delivered by the Borrower in favor of the Lender.

            "Security Documents" means and includes the Security Agreement and the Mortgage and all additional security agreements and pledge agreements as may from time to time be executed and delivered to or in favor of the Lender by the Borrower.

            1.2 Construction. (a) Unless otherwise defined therein, all terms defined in this Loan Agreement shall have their respective herein defined meanings when used in the Note, the Security Documents, or any certificate or other document made or delivered pursuant hereto or thereto. All such certificates and documents and all Exhibits and Schedules attached to this Loan Agreement are a part hereof for all purposes.

            (b) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Loan Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments, and restatements of such agreement, instrument or document, provided, however, that nothing contained in this sentence shall be construed to authorize any such renewal, extension, modification, amendment or restatement other than in accordance with subsection 8.1.

            (c) As used in this Loan Agreement and in the Note and in any certificate or other document made or delivered pursuant to this Loan Agreement, accounting terms, to the extent not defined in this Agreement, shall have the respective meanings given to them under GAAP.

            (d) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include individuals, corporations, partnerships, joint ventures, associations, joint-stock companies, trusts, unincorporated organizations and governments and any agency or political subdivision thereof.

            (e) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

            1.3 Calculations. All interest and fees accruing under this Loan Agreement, the Note or any Security Document or under any other document or instrument delivered pursuant hereto or thereto shall be calculated on the basis of actual days elapsed and a year of 360 days.


                        SECTION 2 - LENDING ARRANGEMENT

            2.1. The Loan. The Lender agrees, on the terms and subject to the satisfaction of the conditions hereinafter set forth, to make a loan to the Borrower, by means of one or more advances, in the aggregate principal amount of One Million Three Hundred Sixty Thousand Dollars ($1,360,000.00) (the "Loan"), which shall be evidenced by the Note. The Loan shall be payable as to principal and interest on the first to occur of (a) the closing date with respect to the Borrower's next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, and (b) the 5th day of November, 2007. The Borrower shall not close any issuance and sale of shares of its common stock, $.01 par value unless (a) not less than seventeen (17) shares of its common stock, $.01 par value, are issued and sold in connection with such closing, and
(b) concurrently with the closing of the Borrower's next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, the Borrower shall cause the repayment in full of the principal and the accrued and compounded interest due hereunder.

            2.2.  Interest.

            (a) The Borrower agrees to pay interest on the unpaid principal amount of the Loan from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Rate. The Applicable Rate shall be adjusted annually based on the National Variable Rate in effect on the anniversary date of this Loan Agreement.

            (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan shall bear interest at a rate per annum equal to the lower of two percent (2%) above the Applicable Rate in effect from time to time or the maximum rate of interest allowed by applicable law; provided, however, that in no event shall the Loan bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity.

            (c) Interest shall accrue from and including the date of the Loan to but excluding the date of any repayment thereof and shall compound on the first day of December, 1997, and the first day of each successive month thereafter, and such accrued and compounded interest shall be payable, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            2.3. Payment. Except as otherwise specifically provided herein, all payments due under this Loan Agreement shall be made to the Lender not later than 12:00 noon (central time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Lender's principal office. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, payment shall be made on the next successive Business Day with the same effect as though made on the due date.

            2.4. Prepayment. The Borrower shall have the right to prepay all or any portion of the Loan at any time and from time to time without premium or penalty of any kind.

            2.5. Additional Costs. If, due to either (i) any Requirement of Law or (ii) compliance by the Lender with any request from any Governmental Authority, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Loan, the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to indemnify the Lender against such increased costs. The determination of such increased costs by the Lender shall be conclusive if made reasonably and in good faith.

                   SECTION 3 - REPRESENTATIONS AND WARRANTIES

            To induce the Lender to make the Loan hereunder, the Borrower and the Guarantor hereby represent and warrant to the Lender as follows:

            3.1. Financial Condition. The Borrower has furnished the Lender with the audited balance sheet of the Borrower as at the end of the most recent fiscal year of the Borrower and the related statement of operations, statement of shareholder's equity and statement of cash flows for the fiscal year then ended, which fairly present the financial position and results of operations of the Borrower at the times and for the periods covered thereby, all in accordance with GAAP, and which indicate all contingent liabilities which reasonably would be expected to have a material adverse effect on the Borrower.

            3.2. No Change. Since the date of the end of the most recent fiscal year of the Borrower, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower.

            3.3. Corporate Existence; Compliance with Law. The Borrower is duly organized and validly existing under applicable law, is qualified to do business and is in good standing in each jurisdiction where required and has complied with all laws necessary to conduct its business as presently conducted.

            3.4. Corporate Power and Authority. The Borrower has authority, and has completed all proceedings and obtained all approvals and consents necessary to execute, deliver, and perform this Loan Agreement, the Note, the Security Documents and the transactions contemplated hereby and thereby.

            3.5. Enforceable Obligations. This Loan Agreement, the Note and the Security Documents, when executed by the Borrower and delivered to the Lender, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

            3.6. No Legal Bar. The execution, delivery and performance by the Borrower of this Loan Agreement, the Note and the Security Documents, the borrowings by the Borrower hereunder, the use of the proceeds thereof and the granting of the security interests pursuant to the Security Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower (including, without limitation, Borrower's obligations under the CoBank Loan Documentation) and will not result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except for the Liens created pursuant to the Security Documents.

            3.7. No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to this Loan Agreement, the Note or any of the Security Documents or any of the transactions contemplated hereby or thereby, or (b) which reasonably would be expected to have a material adverse effect on the business, operations, assets or financial or other condition of the Borrower .

            3.8. No Default. The Borrower is not in default under any agreement to which it is a party or by which it may be bound (including, without limitation, under the CoBank Loan Documentation) that reasonably would be expected to materially adversely affect the Borrower or the Borrower's ability to perform and observe the obligations binding on it under this Loan Agreement, the Security Documents and the Note.

            3.9. Taxes. All tax returns required of the Borrower have been filed, there is, to the Borrower's knowledge, no proposed tax assessment or liability against the Borrower or its properties which would be material to the Borrower, and no extension of time for the assessment of any tax of the Borrower is in effect or has been requested, except as disclosed in financial statements previously furnished to the Lender.

            3.10. Use of Proceeds. All proceeds of the Loan shall be used by the Borrower for the construction of a feeder pig production facility in Yuma County, Colorado.

            3.11. Subsidiaries. The Borrower, as of the date of this Loan Agreement, has no subsidiaries.

            3.12. Security Documents.

            (a) Each Security Document will be effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the collateral described therein. When financing statements have been duly filed and, when appropriate, possession of such collateral has been taken by the Lender, each of such Security Documents shall constitute a fully perfected security interest in all right, title and interest of the Borrower in such collateral (subject only to any security interest held by CoBank).

            (b) The Mortgage will be effective to grant to the Lender a legal, valid and enforceable mortgage lien on the mortgaged property thereunder. When the Mortgage is duly recorded and all recording fees and taxes in respect thereof are paid, the Mortgage shall constitute a fully perfected first lien on such mortgaged property, subject only to the encumbrances and exceptions to title set forth therein and any lien held by CoBank. All such interests of the Lender shall, except as noted above, be superior in right to any Lien, existing or future, which the Borrower or any third Person may have against the mortgaged property or interests therein.

            3.13. Representations and Warranties to CoBank. Each representation and warranty set forth in the CoBank Loan Documentation is true and correct in all material respects as of the date hereof, and the Borrower hereby makes and confirms such representations and warranties to the Lender as if such representations and warranties were contained in this Loan Agreement and directly made to the Lender as of the date hereof.

                        SECTION 4 - CONDITIONS PRECEDENT

            The Lender shall have no obligation to make any advance of the Loan hereunder unless, on or prior to the date of the Loan, the Lender shall have received the following items (all in form satisfactory to the Lender):

            (a)  the Note, duly executed by the Borrower;

            (b)  the Security Agreement, duly executed by the Borrower;

            (c)  the Mortgage, duly executed by the Borrower; and

            (d) any other documents, instruments and reports as the Lender shall reasonably request including, without limitation, itemized statements and evidence of expenses incurred by the Borrower in connection with the construction contemplated by this Loan Agreement.

                       SECTION 5 - AFFIRMATIVE COVENANTS

            So long as any part of the indebtedness contemplated hereby shall remain unpaid, the Borrower covenants and agrees as follows:

            5.1. Financial Statements. (a) The Borrower shall furnish to the Lender, as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audited balance sheet of the Borrower, and the related statement of operations, statement of shareholder's equity and statement of cash flows for such fiscal year, all accompanied by the report by independent certified public accountants of recognized standing acceptable to the Lender.

            (b) The Borrower shall furnish to the Lender, as soon as available and in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of each such quarter and the related statement of operations, statement of shareholder's equity and statement of cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous fiscal year, certified by the Borrower's chief financial officer (subject to normal year-end audit adjustments).

            (c) All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP (consistent with the financial statements referred to in subsection 3.1) and applied consistently throughout the periods reflected therein.

            5.2. Certificates. The Borrower shall furnish to the Lender, promptly after becoming aware thereof, notice of the occurrence of any event or condition which would constitute an Event of Default under this Loan Agreement.

            5.3. Contractual Obligations, Requirements of Law. The Borrower shall duly and promptly comply with each Contractual Obligation and Requirement of Law to which it is subject or by which any of its properties is bound.

            5.4. Payment of Indebtedness. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

            5.5. Maintenance of Existence. The Borrower shall preserve and maintain its corporate existence, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary and the failure to be so qualified would materially adversely affect the business of the Borrower.

            5.6. Insurance. The Borrower shall maintain insurance reasonably satisfactory to the Lender with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

            5.7. Books and Records. The Borrower shall maintain proper books of record and account in accordance with GAAP.

            5.8. Notices. The Borrower shall promptly notify the Lender in writing of the occurrence of any event which reasonably would be expected to materially adversely affect the Borrower.

            5.9. Further Assurances. The Borrower shall execute and file all such further instruments and perform such other acts as the Lender may reasonably determine are necessary or advisable to maintain the priority of the liens and security interests created by the Security Documents in all property subject thereto.

                         SECTION 6 - NEGATIVE COVENANTS

            So long as any part of the Loan shall remain unpaid, the Borrower covenants and agrees that the Borrower shall not, without the prior written consent of the Lender, (a) take any actions, or permit to occur any events, described in the Sections of the CoBank Loan Documentation presently titled "Negative Covenants", regardless of whether CoBank otherwise agrees thereto, or
(b) supplement, amend or otherwise modify the CoBank Loan Documentation.

                              SECTION 7 - DEFAULT

            If any of the following events occurs and is continuing:

      (a) failure by the Borrower to pay in full when due any amount of principal or interest on the Note; or

      (b) failure by the Borrower to perform or observe any of the provisions contained in Section 6; or

      (c) failure by the Borrower to perform or observe any of the provisions contained in any other subsection hereof if such failure is not cured within thirty (30) days of the Borrower's knowledge of the failure; or

      (d) failure of any Security Document, for any reason, to be in full force and effect or any party thereto shall default in the observance or performance of any of the covenants or agreements contained therein or a default or an event of default shall occur under any Security Document; or

      (e) any representation or warranty made by the Borrower herein shall be false or misleading in any material respect; or

      (f) the Borrower shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness for borrowed money of, or guaranteed by, the Borrower (including, without limitation, any Indebtedness under the CoBank Loan Documentation), or the Borrower shall be in default (after giving effect to any applicable grace period), or an event of default has occurred, under the terms and conditions of the CoBank Loan Documentation or any other agreement or evidence of other Indebtedness of the Borrower; or

      (g) any admission by the Borrower of its inability to pay its debts as they mature, the commencement of any bankruptcy, insolvency, arrangement, reorganization or other debt-relief proceedings by, or the dissolution, termination of existence or insolvency (however evidenced) of, the Borrower or any action authorized, taken or suffered by the Borrower with a view toward any of the same; or

      (h) failure by the Borrower within sixty (60) days after the institution of any proceedings against the Borrower under any law relating to bankruptcy, insolvency, arrangement, reorganization or relief of debtors or similar law to have such proceeding dismissed;

then the Lender may, at its election and without demand or notice of any kind, which are hereby expressly waived, refuse to make further advances of the Loan hereunder, declare the unpaid balance of any outstanding Note and accrued interest thereon immediately due and payable, proceed to collect same, and exercise any and all other rights, powers and remedies given it by this Loan Agreement, the Note, the Security Documents or by law or in equity.

                           SECTION 8 - MISCELLANEOUS

          8.1. Amendment and Waiver. Neither this Loan Agreement, the Note or any other instrument or document entered into in connection herewith, nor any provisions hereof or thereof, may be supplemented, amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized officer of the Borrower and of the Lender, respectively.

          8.2. Notices. All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Borrower:    Alliance Farms Cooperative Association
                         3315 N. Oak Trafficway
                         P. O. Box 7305
                         Kansas City, Missouri 64116
                         Attention:  Paul Miller, Dept. 189

     To the Lender:      Farmland Industries, Inc.
                         3315 N. Oak Trafficway
                         P. O. Box 7305
                         Kansas City, Missouri 64116
                         Attention: Randy Vance, Dept. 160

Any notice, demand or other communication given in a manner prescribed in this paragraph shall be deemed to have been delivered on receipt.

          8.3. No Waiver; Cumulative Remedies. Any forbearance, failure, or delay by the Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and all of the Lender's rights, powers and remedies shall continue in full force and effect until specifically waived in writing by the Lender. The rights, remedies, powers and privileges herein or therein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The Borrower shall pay all reasonable and necessary expenses (including reasonable attorney's fees and disbursements) incurred in connection with the collection or enforcement of this Loan Agreement and the Note.

          8.4. Survival. The representations and warranties of the Borrower contained herein shall survive the making of Loan and the making of the advances of the Loan, and shall remain effective until all indebtedness contemplated hereby shall have been paid by the Borrower in full.

          8.5. Payment of Expenses and Taxes. The Borrower shall (a) pay all reasonable out-of-pocket costs and expenses of the Lender incurred in the collection, enforcement and prosecution of its rights and remedies hereunder, whether or not involving a case, action or proceeding before any state or federal court (including, without limitation, the reasonable fees and disbursements of legal counsel) and (b) indemnify and hold the Lender harmless from and against any and all current and future stamp and other similar taxes with respect to the foregoing matters and from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes.

          8.6. Indemnity. The Borrower shall indemnify and hold the Lender harmless from and against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements whatsoever which may be imposed on, incurred by or asserted against the Lender (whether or not caused by the Lender's negligence) growing out of or resulting from this Loan Agreement, the Note, the Security Documents and any other document or instrument delivered hereunder or thereunder and all transactions and events at any time associated therewith (including the enforcement of any right of the Lender or the defense of any action or inaction by the Lender in connection therewith), except to the limited extent such liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are proximately caused by the Lender's gross negligence or willful misconduct.

          8.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all indebtedness at any time held or owing by the Lender to or for the credit of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Loan Agreement and the Note, including (without limitation) all claims of any nature or description arising out of or connected with this Loan Agreement and the Note, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          8.8. Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or otherwise transfer any of its interest under this Loan Agreement without prior written consent of the Lender.

          8.9. Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Loan Agreement by signing any such counterpart.

          8.10. Severability. In case any one or more of the provisions contained in this Loan Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          8.11. Governing Law. This Loan Agreement and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to conflict of laws principles of said state.

          8.12. Acknowledgments and Admissions. The Borrower hereby represents, warrants, acknowledges and admits that (a) the Borrower has made an independent decision to enter into this Loan Agreement and such other instruments and documents, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set forth in this Loan Agreement, (b) the Lender has not made any representation, covenant or undertaking to the Borrower in connection with the rights and obligations of the Borrower pursuant to this Loan Agreement or any such instruments and documents, (c) there are no representations, warranties, covenants or undertakings or agreements by the Lender as to this Loan Agreement or such instruments and documents except as expressly set forth herein or therein, (d) the relationship between the Lender and the Borrower, pursuant to this Loan Agreement and such instruments and documents, is and shall be solely that of creditor and debtor, respectively, (e) the Lender has relied upon the truthfulness of the foregoing acknowledgments in deciding to execute and deliver this Loan Agreement and to accept the Note.

          8.13. Entire Agreement. This Loan Agreement and the Exhibits attached hereto embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed and delivered this Loan Agreement as of the date first above written.

                                   ALLIANCE FARMS COOPERATIVE
                                   ASSOCIATION


                                   By:
                                   Name:
                                   Title:

                                   FARMLAND INDUSTRIES, INC.


                                   By:
                                   Name:
                                   Title:



                          EXHIBIT A - PROMISSORY NOTE

                                PROMISSORY NOTE



         $1,360,000.00                                          November 5, 1997


          FOR VALUE RECEIVED, the undersigned, Alliance Farms Cooperative Association, a Colorado corporation ("Borrower"), hereby promises to pay to the order of Farmland Industries, Inc. a Kansas cooperative corporation ("Lender"), the principal sum of One Million Three Hundred Sixty Thousand and No/100 DOLLARS ($1,360,000.00), or such lesser amount as may constitute the unpaid principal amount of the Loan made pursuant to the Loan Agreement of even date herewith between Borrower and Lender.

          Interest will be charged and compounded on the first day of December, 1997, and the first day of each successive month thereafter on the outstanding principal balance of this Note or so much thereof as shall be advanced, at the per annum rate equal to the sum of (a) one and one-quarter percent (1.25% or 125 basis points), plus (b) the National Variable Rate (collectively, the "Applicable Rate") with the understanding that the National Variable Rate shall be the rate most recently announced by CoBank, ACB (the "Bank") as its "National Variable Rate." The National Variable Rate is one of the Bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Bank may designate. The Applicable Rate shall be adjusted annually based on the National Variable Rate in effect on the anniversary date of this Note. Interest shall be computed on the basis of a 360-day year.

          It is acknowledged that the Applicable Rate effective on the date of the execution of this Note is nine and three-quarters percent (9.75%) per annum, and this Note will initially bear interest at the rate of nine and three-quarters percent (9.75%) per annum.

          The principal and accrued and compounded interest due hereunder shall be payable on the first to occur of (i) the closing date with respect to Borrower's next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, and (ii) the 5th day of November, 2007.

          Overdue principal and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to the lower of two percent (2%) above the Applicable Rate in effect from time to time or the maximum rate of interest allowed by applicable law; provided, however, that in no event shall any amount due hereunder bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity.

          The Borrower reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind.

          All payments made hereunder shall be made in lawful currency of the United States of America at Farmland Industries, P.O. Box 7305, Kansas City, Missouri 64116, Attn: Paul Miller, or at such other place as the Lender may designate in writing. All payments made hereunder, whether the scheduled repayment, a prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to premiums, penalties, or liquidated damage amounts, if any, due hereunder, next to installments of principal overdue or currently due, and then to installments of principal remaining outstanding hereunder in the inverse order of their maturity.

          For the purposes of this Note, the following terms shall have the following meanings:

          (a) "Borrower" shall mean, jointly and severally, Alliance Farms Cooperative Association, a Colorado corporation, its successors and assigns, and all other persons or entities succeeding to the interest of the named Borrower in the property encumbered by the Deed of Trust and any person or entity becoming liable on this Note, the Deed of Trust, or any of the other Loan Documents.

          (b) "Default" shall mean the failure of Borrower to pay or perform as required hereunder or as required under the Deed of Trust or the Loan Documents.

          (c) "Event of Default" shall mean a Default for which there is no opportunity to cure or for which all opportunities to cure have expired.
          (d) "Lender" shall mean Farmland Industries, Inc., a Kansas cooperative corporation, and its successors and assigns.

          (e) "Loan Documents" shall mean collectively this Note, the Mortgage and any and all other instruments, agreements and documents now or hereafter evidencing, securing or otherwise relating to the debt evidenced by this Note.

          (f) "Mortgage" shall mean that certain Colorado Deed of Trust executed by Borrower, securing this Note and granting Lender a security interest in and to Buyer's right, title and interest in certain property described therein.

          Each person liable hereon agrees, to the extent permitted by law, to pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the Lender in enforcing this Note or the rights and remedies herein provided.

          This Note is secured by the Mortgage. It is expressly agreed that all of the covenants, conditions and agreements contained in those Mortgage and the Loan Documents are hereby made part of this Note. This Note will be considered in default (1) upon failure to pay any installment of principal or interest as required herein on the due date thereof, or (2) upon any default under the Mortgage or the Loan Documents, or (3) upon the occurrence of any event by which under the terms of the Mortgage or the Loan Documents this Note may or shall become due and payable. Upon the occurrence of an Event of Default, and after expiration of the applicable cure period, Lender may, at its option, declare all unpaid indebtedness, evidenced by this Note, and any modifications thereof, plus any other sums owed by Borrower to Lender at the time of such declaration, to be accelerated and immediately due and payable without notice regardless of the date of maturity.

          Failure at any time to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any other time in respect of the same event or any other event.

          The Borrower, for itself and/or any other entity or persons now or hereafter liable hereon, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          By executing this Note on behalf of the Borrower, any individual and/or entity which has signed this Note in a representative capacity on behalf of Borrower does hereby represent to the Lender that such individual and/or entity is duly authorized and empowered to execute and deliver this Note on behalf of the Borrower and that this Note constitutes the legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          This Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri (without reference to conflict of laws principles of such state), except to the extent preempted by United States federal law.

          IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

                              ALLIANCE FARMS COOPERATIVE ASSOCIATION, a Colorado corporation


                              By
                              Printed Name:
                              Title:

                                                  BORROWER






                         EXHIBIT B - SECURITY AGREEMENT

                               SECURITY AGREEMENT



          THIS SECURITY AGREEMENT is made and entered into as of the 5th day of November, 1997, by and between Alliance Farms Cooperative Association, a Colorado cooperative association ("Debtor"), whose mailing address is Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., Attention: Paul Miller, Dept. 189, and Farmland Industries, Inc., a Kansas corporation ("Secured Party"), whose mailing address is Farmland Industries, Inc., Attention: Randy Vance, Dept. 160, Kansas City, Missouri 64116.

          In consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree as follows:

I.   COLLATERAL; LIABILITIES AND OBLIGATIONS SECURED.

          1. Debtor hereby grants to Secured Party a security interest in all personal property, interests in property and fixtures of Debtor solely with respect to the feeder pig production facility to be constructed in Yuma County, Colorado by Debtor using the proceeds of advances made or to be made under the Loan Agreement, dated as of November 5, 1997, between Debtor and Secured Party (the "Loan Agreement"), and the proceeds of additional advances made or to be made under the CoBank Loan Documentation (as defined in the Loan Agreement), whether now owned or existing or hereafter acquired and wherever located (collectively the "Collateral"), including, without limiting the generality of the foregoing:

          (a) all structures, buildings, improvements, facilities, additions, fixtures, equipment, inventory, farm products, and breeding stock and the offspring therefrom (except to the extent the breeding stock and offspring are sold by the Debtor in the ordinary course of business), whether presently or hereafter located on or used in connection with the property described in Exhibit A attached hereto; and

          (b) any and all additions, accessions, replacements and substitutions to or for any of the foregoing and any and all proceeds and products of any of the foregoing.

          2. The security interest described herein is granted to Secured Party to secure the performance and payment of any and all obligations and liabilities of Debtor to Secured Party now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, due or to become due, including without limitation any renewa1s or extensions thereof and substitutions therefor and any future advances (such obligations and liabilities being referred to herein as the "Secured Obligations").

II.  ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF DEBTOR.

          Debtor represents, warrants, covenants and agrees as follows:

          1. The Collateral will not be misused, abused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its primary use. Debtor will notify Secured Party immediately, orally and in writing, of any event causing material loss or depreciation in value of the Collateral and the amount of such loss or depreciation and of any other event that materially affects the Collateral.

          2. The Collateral will be kept at the location described in Exhibit A attached hereto or at such other location as may be consented to in writing by Secured Party, except for temporary removal consistent with such Collateral's ordinary primary use. Secured Party may examine and inspect the Collateral at any reasonable time or times wherever it is located. Secured Party may also examine and inspect Debtor's books and records during normal business hours.

          3. No item of the Collateral is a part of or attached to any real property or fixtures not subject to the Mortgage (as defined in the Loan Agreement) or to any personal property not subject to this Security Agreement. Debtor will not permit any item of the Collateral to otherwise become a part of or attached to any real property or fixtures or to any personal property without the prior written consent of Secured Party.

          4. Debtor has a place of business only in Yuma County, Colorado and Wayne County, Illinois. Debtor's chief executive office is at 302 Idlewild Street, Yuma, Colorado 80759. Debtor will notify Secured Party in writing prior to any change or discontinuance of Debtor's place or places of business. The Debtor's taxpayer identification number is 84-1270685.

          5. Debtor will maintain such property and casualty insurance respecting the collateral with such insurance companies, in such amounts, and covering such risks, as are usually carried by companies engaged in the same or similar business and similarly situated and make such increases in the type or amount of coverage as the Secured Party may reasonably request. Such insurance shall be payable to Secured Party and Debtor as their respective interests may appear. All such policies of insurance shall provide for at least 30 days' prior written notice of cancellation or modification to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with all of the foregoing insurance provisions. Secured Party is hereby granted authority to act as attorney for Debtor in obtaining, adjusting and settling any such insurance and endorsing any drafts issued in connection therewith. Secured Party may apply the proceeds of any such insurance toward payment of any of the Secured Obligations, whether or not the same is due and in any order of priority.

          6. No financing statements covering any of the Collateral are on file in any public office except as may show Secured Party or CoBank, ACB as secured party. Upon the oral or written request of Secured Party, Debtor will execute in form satisfactory to Secured Party one or more financing statements pursuant to the applicable Uniform Commercial Code and such other documents as Secured Party may from time to time reasonably request. Debtor hereby authorizes Secured Party to file or record one or more financing statements signed only by Secured Party in any location in any jurisdiction where such authorization is permitted by law. If applicable law requires Debtor to sign any financing statement for filing or recording purposes, Debtor hereby appoints Secured Party or any representative of Secured Party as Debtor's attorney and agent, with full power of substitution, to sign or endorse Debtor's name on any such financing statement, and Debtor authorizes Secured Party to file or record the same. Debtor will pay the cost of filing or recording the financing statements and other documents referred to above in this paragraph and this Security Agreement in all public offices where filing or recording is deemed by Secured Party to be necessary or desirable. A photographic or other reproduction of this Security Agreement or any financing statement related hereto shall be sufficient as a financing statement in any jurisdiction where filing or recording of such a reproduction is permitted by law.

          7. Debtor has the power and authority to own and possess the Collateral, subject to the interest of Secured Party and CoBank, ACB therein. Debtor has, on the date hereof, or, as to Collateral acquired by Debtor after the date hereof will have, as soon as Debtor has rights therein, good and marketable title to the Collateral. Except for the security interest granted hereby and any security interest of CoBank, ACB granted in connection with the CoBank Loan Documentation (the "CoBank Security Interest"), Debtor owns the Collateral free from any prior or adverse lien, charge, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          8. Debtor will keep the Collateral free from all unpaid charges, liens, encumbrances and security interests, other than the security interest granted hereby and the CoBank Security Interest, will pay promptly all taxes and assessments with respect to the Collateral or its use or operation, will not use the Collateral in violation of any ordinance or state or federal statute or any administrative rule or regulation or any other law or any policy of insurance thereon and will not sell, transfer, lease, assign or otherwise dispose or alienate the ownership of the Collateral or any portion thereof or interest therein in any manner whatsoever except to the extent the breeding stock and offspring are sold by Debtor in the ordinary course of business. Secured Party is hereby authorized at its option and in its sole discretion to discharge any taxes, assessments, liens, security interests, charges or encumbrances at any time levied or placed on the Collateral, to pay for insurance on the Collateral, and to pay any costs or expenses incurred in the custody, maintenance or preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, and the amount of any such payments or expenses shall be part of the Secured Obligations and secured by and under this Security Agreement.

          9. All financial information with respect to Debtor that has been or is hereafter furnished by or on behalf of Debtor to Secured Party is or will be, as of the date furnished to Secured Party, accurate, correct and complete in all material respects.

          10. Debtor shall from time to time, at its expense, promptly execute and deliver all further instruments and documents (including without limitation financing or continuation statements and amendments thereto) and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order to evidence, establish, protect or perfect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder.

III.  EVENTS OF DEFAULT.

          The term "Event of Default" as used herein shall mean any one or more of the following events:

          1. The occurrence of an Event of Default (as such term is defined in the Loan Agreement).

          2. Default in the performance of or compliance with any covenant or agreement of Debtor contained herein.

          3. Any representation or warranty made by the Debtor herein shall be false or misleading in any material respect.

          4. Loss, theft, damage, destruction, danger of confiscation or danger of misuse, abuse, waste or deterioration (except for the ordinary wear and tear of its primary use) of any material part of the Collateral; the making of any levy, seizure or attachment of or on the Collateral or any portion thereof; or the issuance of any injunction with respect to the use or sale of the Collateral or any portion thereof.

          5. Service of any warrant of attachment or garnishment or the making or issuance of any lien, levy or similar process on or with respect to Debtor.

          UPON THE OCCURRENCE OF ANY OF THE FOREGOING DEFAULTS OR EVENTS OF DEFAULT, DEBTOR SHALL IMMEDIATELY NOTIFY SECURED PARTY OF THE SAME.

IV.  SECURED PARTY'S RIGHTS AND REMEDIES.

          1. Secured Party may assign this Security Agreement without the consent of Debtor. In the event of such assignment, the assignee shall be entitled, upon notifying Debtor, to the performance of all obligations of Debtor hereunder and to all rights and remedies of Secured Party hereunder. Debtor will assert no claims or defenses that Debtor may have against Secured Party against any assignee hereof.

          2. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may, without notice or demand, declare any or all of the Secured Obligations immediately due and payable, notwithstanding any provision to the contrary contained in any agreement or instrument evidencing or relating to any of the Secured Obligations, and may exercise any and all rights and remedies of the Secured Party in the enforcement of its security interest granted or purported to be granted hereby under this Security Agreement, under the Uniform Commercial Code of the State of Colorado, or under any other applicable law or in equity, including, without limitation, any or all of the following remedies:

          (a) Secured Party may notify the obligors on any or all Collateral consisting of accounts, chattel paper, general intangibles, contract rights, instruments, insurance policies, things in action or the like to make payment thereon directly to Secured Party, and Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon or with respect to such Collateral. Until Secured Party elects to exercise any such right, Debtor is authorized, as agent of Secured Party, to collect and enforce all such obligations.

          (b) Secured Party may receive, open and dispose of mail addressed to Debtor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any other item constituting or relating to the Collateral on behalf of and in the name of Debtor.

          (c) Secured Party may take control of any or all proceeds constituting a part of the Collateral.

          (d) Secured Party may set off any deposits or other moneys due from Secured Party to Debtor against any of the Secured Obligations, whether or not the same is due and in any order of priority.

          (e) Secured Party shall have all of the rights and be entitled to all of the remedies of a secured party under the Uniform Commercial Code in effect in the State of Colorado, including without limitation the right to take possession of, and to use, occupy and control, the Collateral or any portion thereof and the premises wherever the foregoing may be, the right to sell, lease or otherwise dispose of the Collateral or any portion thereof (including the right to purchase at any public sale) and the right to recover reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and, to the extent not prohibited by law, reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (f) Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, or, if Debtor fails or refuses to so assemble the Collateral, Secured Party may, and Debtor hereby authorizes and empowers Secured Party to, enter upon the premises wherever the Collateral may be in order to remove the same.

          3. Secured Party's costs of collection, enforcement and prosecution of its rights and remedies hereunder or otherwise arising, whether or not involving a case, action or other proceeding before any state or federal court or other body, including without limitation attorneys' fees and expenses, shall be borne solely by Debtor.

          4. No delay or omission by Secured Party to exercise any of its rights or remedies hereunder or otherwise arising shall impair any of such rights or remedies, nor shall any such delay or omission be construed as a waiver of any default or Event of Default hereunder, and Secured Party may exercise every such right and remedy from time to time as often as Secured Party may deem expedient. All rights and remedies of Secured Party whether or not granted hereunder shall be cumulative and may be exercised singularly or concurrently, and no such right or remedy is intended to be exclusive of any other right or remedy of Secured Party.

          5. No waiver by Secured Party of any default or Event of Default hereunder shall be effective unless in writing and signed and delivered by Secured Party, and no such waiver of any default or Event of Default shall extend to or affect any subsequent or other default or Event of Default or shall impair any rights or remedies consequent thereon.

          6. To the extent permitted by law, Debtor hereby waives all benefits and advantages otherwise afforded Debtor under any laws now or hereafter in force providing for any stay or extension that would affect the terms of performance of Debtor under this Security Agreement or providing for the valuation or appraisal of the Collateral or any portion thereof or for any rights of redemption thereof, and Debtor will not in any other way hinder, delay or impede the execution of any right or remedy of Secured Party.

          7. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or any portion thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at least 10 days prior to the date of such sale or disposition.

V.   GENERAL.

          1. Secured Party shall have no duty as to collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond any duty imposed by law to use reasonable care in the custody and preservation of Collateral in Secured Party's possession.

          2. With respect to any situation in which Secured Party has been authorized to act for or on behalf of or in the name of Debtor, Debtor hereby grants to Secured Party and any officer or representative of Secured Party, and each of them, jointly and severally, with full power of substitution, Debtor's power of attorney, coupled with an interest and irrevocable so long as any of the Secured Obligations are outstanding. Debtor hereby ratifies and confirms any and all such actions taken by Secured Party or any such officer or representative and will hold Secured Party and any such officer or representative harmless against any claim made by any person or entity by reason of such actions.

          3. This Security Agreement shall inure to the benefit of and shall be binding upon Debtor and Secured Party and their respective successors and assigns.

          4. Any demand upon or notice or other communication to Debtor shall be effective if delivered by hand delivery or deposited in the mails, postage prepaid, addressed to Debtor at the address of Debtor set forth at the beginning of this Security Agreement, or, if Debtor has notified Secured Party in writing of a change of address, to the last address of which Secured Party has been so notified.

          5. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          6. If any provision of this Security Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. If any provision of this Security Agreement is contrary to, prohibited by or deemed invalid under the applicable laws or regulations of any jurisdiction, such provision shall not thereby be rendered invalid in any other jurisdiction.

          7. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

          8. The headings used in this Security Agreement are for convenience of reference only and shall in no way define, limit or describe the scope or intent of any provision of this Security Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first above written.

                              FARMLAND INDUSTRIES, INC.


                              By:
                              Name:
                              Title:

                              ALLIANCE FARMS COOPERATIVE
                              ASSOCIATION


                              By:
                              Name:
                              Title:


                                   EXHIBIT A



      A parcel of land in the Southwest Quarter (SW1/4) of Section 8, Township 1 South, Range 47 West of the Sixth Principal Meridian, Yuma County, Colorado, said parcel being more particularly described as follows:

      Commencing at the Southwest corner of said Section 8; thence North 89.54'40" East along the South line of said Section 8 a distance of 1536.8 feet to the true point of beginning; thence North 0.51'30" West a distance of 1612.0 feet; thence North 89.54'40" East a distance of 1081.0 feet to a point on the East line of said SW1/4; thence South 0.51'30" East along the East line of said SW1/4 a distance of 1612.0 feet to the Southeast corner of said SW1/4; thence South 89.54'40" West along the South line of said Section 8 a distance of 1081.0 feet to the point of beginning and containing 40.00 acres, more or less, subject to a county road right-of-way along the South line of said Section 8.





                              EXHIBIT C - MORTGAGE

                             COLORADO DEED OF TRUST

     THIS DEED OF TRUST is made and entered into this 5th day of November, 1997, by and between Alliance Farms Cooperative Association, a Colorado cooperative corporation, whose address is 201 South Main Street, Yuma Colorado, 80759, hereinafter referred to as Borrower, and the Public Trustee of the County of Yuma, State of Colorado, hereinafter referred to as Trustee, and Farmland Industries, Inc., a Kansas cooperative corporation, whose address is P.O. Box 7305, Kansas City, Missouri 64116, hereinafter referred to as Lender.

     WITNESSETH: that Borrower, in consideration of the debt and trust hereinafter mentioned and created, and the sum of One Dollar to Borrower paid by Trustee, the receipt of which is hereby acknowledged, does by these presents grant, bargain, sell and convey unto Trustee all of, and grant a security interest unto Trustee in all of the real estate, chattels, property, rights, privileges and franchises situated in the County of Yuma in the State of Colorado, which is legally described on Exhibit A attached hereto, and incorporated herein by this reference, together with all rights, privileges, easements, appurtenances, royalties, mineral, oil and gas rights and profits, water, water rights and irrigation and drainage rights of every kind and description, however evidenced or manifested, water stock and unharvested crops thereunto attaching or belonging (whether now existing or hereafter arising); and the rents, issues and profits thereof; and all buildings and improvements now erected, or hereafter to be erected, upon said premises; and all condemnation or eminent domain awards, compensations, settlements or other payments payable as respects said premises (all of the aforesaid herein sometimes referred to as the "Mortgaged Premises"). To have and to hold in trust, nevertheless that in case of default of this Deed of Trust, the Note, as hereinafter defined, or any other Loan Documents, as hereinafter defined, the beneficiary hereunder or the legal holder of the indebtedness secured hereby may declare a violation of any of the covenants herein contained and elect to advertise said property for sale and demand such sale, then, upon filing notice of such election and demand for sale with the Trustee, who shall upon receipt of such notice of election and demand for sale cause a copy of the same to be recorded in the recorder's office of the county in which said real estate is situated, it shall and may be lawful for the Trustee to sell and dispose of the same at public auction at the door of the Court House in the County of Yuma, State of Colorado, for the highest and best price the same will bring in cash, four weeks' public notice having been previously given of the time and place of such sale, by advertisement, weekly, in some newspaper of general circulation at that time published in said County of Yuma, State of Colorado.

     IN TRUST, HOWEVER, for the following purposes:

     WHEREAS, Borrower, being justly indebted to Lender in the principal sum of One Million Three Hundred Sixty Thousand and NO/100 Dollars ($1,360,000.00) for money borrowed, has executed and delivered to Lender one certain promissory note (said note or other obligation referred to above is hereinafter called the "Note") bearing even date herewith.

     AND WHEREAS, Borrower further agrees with Lender as follows:

I. To pay all taxes and assessments of every kind or nature upon the Mortgaged Premises, when the same are by law due and payable. Upon receipt by Lender, Borrower will immediately deliver to Lender a paid receipt evidencing payment of said taxes and assessments.

II. To immediately procure, maintain, pay all premiums on, and keep in the possession of Lender without lapse, policies of insurance in companies acceptable to Lender. Said polices shall be against fire and the other risks covered by the broadest available form of extended coverage insurance, in an amount equal to 100% of the full replacement cost of the Mortgage Premises, covering the Mortgaged Premises, and shall be maintained until the Note is paid in full. Said policies shall have mortgage clauses attached thereto making loss, if any, payable to Lender, as its interest may appear. In the event of loss, Borrower shall give immediate notice to Lender and Lender is hereby authorized to make proofs of loss if the same are not made promptly by Borrower. Said insurance companies are hereby authorized to make payments for such loss directly to Lender, and the proceeds of such insurance, or any part thereof, may be applied by Lender, at is option, either to the reduction of the Note, or to the restoration or repair of the damaged property. In the event of foreclosure of this Deed of Trust, or in the event transfer of title to the Mortgaged Premises in extinguishment of the Note, all right, title and interest of Borrower in and to the insurance policies then in force shall pass to the purchaser or grantee, as the case may be. Borrower will deliver to Lender, concurrently with the execution of this Deed of Trust, a certificate of insurance evidencing insurance complying with the requirements of this Deed of Trust in effect, and Borrower shall deliver to Lender replacement certificates prior to the expiration of any insurance policy. Each policy of insurance shall provide that it cannot be canceled, terminated or amended except upon thirty
(30) days prior written notice to Lender.

III. To keep and maintain the buildings and other improvements now or hereafter a part of the Mortgaged Premises in good condition and repair at all times, and not suffer waste or permit a nuisance thereon or perform any work thereon which will materially lessen the value of the Mortgaged Premises.

IV. To keep the Mortgaged Premises free from all statutory or other lien claims of every kind.

V. To comply with all building, zoning and other laws, ordinances or regulations and to comply with the terms of any easements, restrictions, home association or other agreements to which the title to the Mortgaged Premises is or may be subject.

VI. That if Borrower sells, assigns, contracts to sell, leases or otherwise conveys away the Mortgaged Premises or any part thereof or interest therein, or if title to the Mortgaged Premises becomes vested in any other person or persons, then Lender may, at its option, declare the Note as immediately due and payable.

VII. That in the event of any default or failure to perform by Borrower as respects any of its duties or obligations hereunder, Lender may, but shall not be obligated to, cure such defaults or failures, and any sums or amounts expended by Lender in so doing shall bear interest at the rate provided in the Note, be payable on demand or, at Lender's option, be added to the principal of the Note and be secured hereby.

VIII. That this Deed of Trust shall secure all of the debt due at any time under the Note or hereunder, including but not limited to late charges and other amounts required to be paid by the Note or hereunder.

IX. To pay all and singular the costs, charges, and expenses, including attorneys' fees and expenses, abstract and/or title insurance costs and expenses, publication fees and court costs and litigation expenses, incurred or paid at any time by Lender because of the failure of Borrower to perform the terms hereof or the exercise by Lender of any of its rights hereunder.

X. To pay all recording costs, real estate transfer taxes, expenses or other similar costs incurred in connection with the execution or recording of this Deed of Trust.

XI. To pay and comply with all of the terms and provisions of the Note and this Deed of Trust.
XII. To pay when due all indebtedness secured by, and to perform when due all covenants and agreements under, any mortgages or other liens which have or may attain priority over the lien of this Deed of Trust.

XIII.That in the event that (a) an order for relief shall be entered with respect to Borrower under the United States Bankruptcy Code, or (b) Borrower proposes or enters into an arrangement with any of its creditors or makes an assignment for the benefit of creditors, or (c) a receiver is appointed for Borrower or for the Mortgaged Premises or any part thereof and not removed in thirty (30) days, or (d) Borrower files a petition or institutes proceedings in bankruptcy or is adjudicated a bankrupt under any state law for the relief of debtors or under the bankruptcy laws of the United States, then, or any other time thereafter, the whole of the aforesaid indebtedness and all other sums secured by this Deed of Trust and any other agreement given pursuant hereto shall become due and payable at once at the option of Lender and Lender shall be entitled to declare this Deed of Trust to be in default and to have all remedies provided hereunder.

XIV. That in the event of default in the performance of any of the terms, conditions or provisions of the Note or this Deed of Trust, Lender shall be entitled to the immediate possession of the Mortgaged Premises, together with all rents, issues and profits to be derived therefrom until the indebtedness secured is fully paid. In addition to such remedy, after the happening of any default and during the continuance thereof, or upon the commencement of any proceedings to foreclose this Deed of Trust, or to enforce the specific performance hereof, or in aid thereof, or upon the commencement of any other judicial proceedings to enforce any right of Lender hereunder, Lender shall be entitled, as a matter of strict right, if Lender shall so elect, without the giving of notice to any party and without regard to the adequacy or inadequacy of any security for the indebtedness represented by the Note and any advances made by Lender hereunder or the solvency or insolvency of Borrower, either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of a receiver for the Mortgaged Premises.

XV. That the covenants, conditions and terms herein contained shall bind and the benefits and advantages shall inure to the heirs, legal representatives, successors and assigns of Borrower and the successors and assigns of Lender. Whenever employed herein and where the context requires, the singular term and the related pronoun shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa.

XVI. That if all or any part of the Mortgaged Premises be taken or damaged by the exercise of this power of eminent domain, Borrower may contest the same in good faith so long as Borrower is not in default in any payment of the Note, but the award for any property so taken is hereby assigned to Lender, its heirs, successors or assigns, and Lender, its heirs, successors or assigns, upon such award becoming final, is hereby authorized, in the name of Borrower, to execute and deliver acquittances for, and release of, any such award and to collect and apply the proceeds to the payment of all indebtedness hereby secured including both principal and interest, whether mature or unmatured (such application to be in such order and to such portion of the secured indebtedness as Lender may elect), and the remainder, if any, shall be paid to those legally entitled thereto.

XVII. Borrower covenants, agrees and warrants that Borrower has good and clear title to the Mortgaged Premises, free and clear of liens and encumbrances, and that Borrower has good right and lawful authority to mortgage, convey and grant a security interest respecting the same in the manner and form herein set forth.

     NOW, if the Note and the interest thereon be paid when due, and the agreements set forth in the Note and this Deed of Trust be faithfully performed as aforesaid, then these presents, shall be void, and the property hereinbefore conveyed shall be released at the cost of Borrower; but if default be made in the payment of the Note or any part thereof, or in the faithful performance of any of said agreements set forth in the Note or this Deed of Trust, then Lender hereunder or the legal holder of the indebtedness secured hereby may declare a violation of any of the covenants herein contained and exercise its power of sale and demand that Trustee sell and dispose of the same at public auction at the door of the Court House in the County of Yuma, State of Colorado. Trustee shall receive the proceeds of such sale, out of which he shall pay: first the cost and expense of executing this trust, including publication fees, mailing charges, title charges, attorneys' fees of Lender and/or Trustee and lawful compensation to Trustee for his services; next, he shall repay any money paid by Lender in accordance with the terms of this Deed of Trust, with interest thereon, as above provided; next, the amount unpaid on the Note, together with interest accrued thereon, and all overdue payments and charges provided for in the Note or this Deed of Trust, and the remainder, if any, shall be paid to such parties as may be entitled thereto.

     And Trustee covenants faithfully to perform the trust herein created.

     And Trustee hereby lets the Mortgaged Premises to Borrower until a sale be had under the foregoing provision therefor, upon the following terms and conditions: Borrower, and every and all persons claiming or possessing the Mortgage Premises, and any part thereof, by, through or under Borrower, shall pay rent therefor during said term at the rate of one cent per month payable monthly upon demand and shall and will surrender peaceable possession of the Mortgaged Premises, and any and every part thereof, sold under the provisions hereof, to Trustee, his successors, assignees or purchasers thereof under such sale, within ten days after making of such sale, without notice or demand therefor.

     The rights and remedies granted to Lender in this Deed of Trust shall not be exclusive but shall be in addition to all other rights and remedies at law or in equity. Without limiting the generality of the foregoing, Lender shall at all times have the right, at Lender's option, to enforce Lender's rights hereunder by legal or equitable court action. In the event of foreclosure Borrower shall be fully liable for any deficiency.

     The failure of Lender to assert any of its rights hereunder at any time shall not be construed as a waiver of its right to assert the same at any later time, and to insist upon and enforce strict compliance with all the terms and provisions of the Note and of this Deed of Trust. Notice of the exercise of any option granted herein to Lender shall not be required. Lender may resort for the payment and performance of the obligations secured by this Deed of Trust to any other security therefor held by Lender in such order and manner as Lender may elect.

     To the extent permitted by law, Borrower waives any and all rights of redemption.

     IN WITNESS WHEREOF, Borrower has caused this Deed of Trust to be executed as of the day and year first above written.


                              BORROWER:

                              Alliance Farms Cooperative Association, a Colorado cooperative corporation


                              By:
                              Printed Name:
                              Title:



                           CORPORATION ACKNOWLEDGMENT


STATE OF MISSOURI)
                  ) SS.
COUNTY OF CLAY    )

     On this 7th day of November, 1997, before me, Carol D. Mason, a Notary Public in and for said State, personally appeared Scott Webster, to me personally known, who being by me duly sworn did say that he is the Vice President of Alliance Farms Cooperative Association, a Colorado cooperative corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Scott Webster acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Kansas City, Missouri, the day and year last above written.



                              Printed Name:  Carol D. Mason
                              Notary Public in and for said State
                              Commissioned in Jackson County

                    My commission expires:
                                   EXHIBIT A

                              (Legal Description)


A parcel of land in the Southwest Quarter (SW1/4) of Section 8, Township 1 South, Range 47 West of the Sixth Principal Meridian, Yuma County, Colorado, said parcel being more particularly described as follows:

      Commencing at the Southwest corner of said Section 8; thence North 89.54'40" East along the South line of said Section 8 a distance of 1536.8 feet to the true point of beginning; thence North 0.51'30" West a distance of 1612.0 feet; thence North 89.54'40" East a distance of 1081.0 feet to a point on the East line of said SW1/4; thence South 0.51'30" East along the East line of said SW1/4 a distance of 1612.0 feet to the Southeast corner of said SW1/4; thence South 89.54'40" West along the South line of said Section 8 a distance of 1081.0 feet to the point of beginning and containing 40.00 acres, more or less, subject to a county road right-of-way along the South line of said Section 8.







                     EXHIBIT D - COBANK LOAN DOCUMENTATION